Exhibit 99.1

Press Contact:	Investor Relations:
Jeremy Skule	Michael Picariello
Fleishman Hillard	CommVault
212.453.2245	732.728.5380
jeremy.skule@fleishman.com	ir@commvault.com
CommVault Systems, Inc. Announces Second Quarter Fiscal 2007 Results
Revenues Rise 41 percent to $36.6 million
Non-GAAP Operating Income Increases 165 percent to $5.3 million
Non-GAAP Net Income of $0.12 per Diluted Share
OCEANPORT, N.J. — November 6, 2006 — CommVault Systems, Inc. [NASDAQ: CVLT], a leading provider of data management software applications, today announced its financial results for the second quarter ended September 30, 2006.
N. Robert Hammer, CommVault’s Chairman, President and CEO stated, “We had a very solid second quarter in all segments of our business, which were highlighted by record revenues and increased earnings. We are confident in our business model and our ability to achieve our growth and profitability objectives. We are optimistic about the opportunities ahead of us.”
Total revenues in the second quarter of fiscal 2007 were a record $36.6 million, an increase of 41 percent over total revenues of $25.9 million in the second quarter of fiscal 2006. Software revenue in the second quarter of fiscal 2007 was $20.3 million, an increase of 36 percent from the second quarter of fiscal 2006.
Income from operations, determined in accordance with United States generally accepted accounting principles (GAAP), was $3.8 million for the second quarter of fiscal 2007 compared to $1.9 million in the second quarter of the prior year. For the second quarter of fiscal 2007, CommVault reported GAAP net income of $4.4 million compared to $2.0 million in the same period of the prior year.

On a non-GAAP basis, operating income increased 165 percent to $5.3 million in the second quarter of fiscal 2007 compared to $2.0 million in the second quarter of the prior year. Non-GAAP net income increased 164 percent to $4.5 million or $0.12 per diluted share from $1.7 million or $0.05 per diluted share.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Cash and cash equivalents at September 30, 2006, totaled $50.2 million and operating cash flow for the quarter was $7.1 million.
Additional Second Quarter Business Highlights:
•	CommVault began trading on NASDAQ in an initial public offering (IPO) that closed on September 27, 2006 in which CommVault sold 6.1 million shares and raised net proceeds of approximately $80.2 million.

•	CommVault entered into an agreement with Network Appliance, Inc. to deliver CommVault® Galaxy Express Backup & Recovery software with the StoreVault S5000 all-in-one network storage appliance, providing the ultimate in low-cost, reliable data protection and network storage functionality for small and medium-sized businesses.

•	CommVault received the highest possible rating in Gartner’s MarketScope for Enterprise Backup/Recovery Software, 2006 report.
Fiscal 2007 Guidance
CommVault provided guidance for the fiscal year ending March 31, 2007. CommVault currently expects:
•	Total revenues in the range of $148 million to $150 million.

•	Non-GAAP gross margins of 85.5 percent to 86.0 percent.

•	Non-GAAP operating income margins of 13.5 percent to 14.5 percent.

•	Non-GAAP diluted EPS in the range of $0.42 per share to $0.44 per share using an effective tax rate of approximately 20 percent and a weighted average diluted share count of approximately 42.0 million to 43.0 million.

•	A cash income tax rate of less than 4 percent for fiscal 2007.
The Non-GAAP guidance excludes approximately $0.12 per share of noncash stock-based compensation charges, net of non-GAAP income tax expense of $0.03 per share. In addition, the Non-GAAP guidance also excludes the potential for additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options post IPO lock-up.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release selected financial information that has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to investors.
The non-GAAP financial results discussed above excludes noncash stock-based compensation charges, accretion of preferred stock dividends and accretion of fair value of cumulative redeemable convertible preferred stock upon its conversion to common stock. In addition, the non-GAAP financial results apply an effective tax rate of 25 percent starting in the second quarter of fiscal 2007 which will result in an estimated effective tax rate of approximately 20 percent for fiscal 2007.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
Conference Call Information
CommVault will host a conference call today, November 6, 2006, at 5:00 p.m. EDT to discuss its financial results. To access this call, dial 800-289-0518 (domestic) or 913-981-5523 (international). Additionally, a live web cast of the conference call will be hosted under “Webcasts and Presentations” located under the “Investor Relations” section on CommVault’s web site www.commvault.com.
An archived web cast of this conference call will also be available on the “Investor Relations” section of CommVault’s web site, www.commvault.com.
About CommVault
CommVault® provides Unified Data Management™ solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. The CommVault® QiNetix™ platform, based on CommVault’s Common Technology Engine, integrates Galaxy backup and recovery, snapshot management and recovery, remote replication, active data migration and archiving, e-mail compliance, enterprise service level management and reporting and storage resource management software solutions. The QiNetix unified approach is designed to allow customers to add/integrate QiNetix components, at a fraction of the time, effort and money required by separate point products.
Information about CommVault is available at www.commvault.com or by calling 732.870.4000. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States. (cvlt-f)
Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
©2006 CommVault Systems, Inc. CommVault Systems, CommVault Galaxy, CommVault QiNetix, DataMigrator, DataArchiver, QNet, CommServe StorageManager, Common Technology Engine, MediaAgent, iDataAgent, CommCell and the CommVault logo are trademarks and may be registered trademarks in some jurisdictions of CommVault Systems, Inc. Product and company names herein may be trademarks of their respective owners.

Table I
CommVault Systems, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues:
Software	$20,260	$14,860	$39,048	$27,323
Services	16,378	11,062	31,112	20,722

Total revenues	36,638	25,922	70,160	48,045

Cost of revenues:
Software	391	303	663	640
Services	4,844	3,044	9,357	5,727

Total cost of revenues	5,235	3,347	10,020	6,367

Gross margin	31,403	22,575	60,140	41,678

Operating expenses:
Sales and marketing	16,272	12,671	31,579	24,524
Research and development	6,100	4,719	11,518	9,057
General and administrative	4,611	2,952	9,264	6,033
Depreciation and amortization	582	382	1,079	765

Income from operations	3,838	1,851	6,700	1,299

Interest expense	(17)	(2)	(17)	(6)
Interest income	676	256	1,200	431

Income before income taxes	4,497	2,105	7,883	1,724

Income tax expense	(66)	(91)	(111)	(75)

Net income	4,431	2,014	7,772	1,649

Less: accretion of preferred stock dividends	(1,407)	(1,427)	(2,818)	(2,838)
Less: accretion of fair value of preferred stock upon conversion	(102,745)	—	(102,745)	—

Net income (loss) attributable to common stockholders	$(99,721)	$587	$(97,791)	$(1,189)

Net income (loss) attributable to common stockholders per share:
Basic	$(4.90)	$0.02	$(4.96)	$(0.06)

Diluted	$(4.90)	$0.02	$(4.96)	$(0.06)

Weighted average shares used in computing per share amounts:
Basic	20,353	18,813	19,696	18,810

Diluted	20,353	30,437	19,696	18,810

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2006	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,164	$48,039
Trade accounts receivable	17,943	18,238
Prepaid expenses and other current assets	2,101	1,877

Total current assets	70,208	68,154

Property and equipment, net	4,356	3,322
Other assets	438	1,092

Total assets	$75,002	$72,568

Liabilities, cumulative redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,194	$1,565
Accrued liabilities	14,074	12,685
Term loan	10,000	—
Deferred revenue	30,171	29,765

Total current liabilities	55,439	44,015

Deferred revenue, less current portion	3,589	3,036
Other liabilities	8	13

Cumulative redeemable convertible preferred stock: Series A through E	—	99,168
Total stockholders’ equity (deficit)	15,966	(73,664)

	$75,002	$72,568

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	September 30,
	2006	2005

Cash flows from operating activities
Net income	$7,772	$1,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,213	785
Noncash stock compensation	2,881	210

Changes in operating assets and liabilities:
Accounts receivable	295	3,285
Prepaid expenses and other current assets	(224)	220
Other assets	(200)	62
Accounts payable	(230)	(964)
Accrued expenses	1,317	288
Deferred revenue and other liabilities	954	6,687

Net cash provided by operating activities	13,778	12,222

Cash flows from investing activities
Purchase of property and equipment	(2,247)	(755)

Net cash used in investing activities	(2,247)	(755)

Cash flows from financing activities
Payments to Series A through E preferred stockholders upon conversion to common stock	(101,833)	—
Net proceeds from initial public offering and concurrent private placement	82,494	—
Proceeds from the exercise of stock options	190	57
Proceeds from term loan	15,000	—
Repayments on term loan	(5,000)	(99)

Net cash used in financing activities	(9,149)	(42)

Effects of exchange rate — changes in cash	(257)	93

Net increase in cash and cash equivalents	2,125	11,518
Cash and cash equivalents at beginning of period	48,039	24,795

Cash and cash equivalents at end of period	$50,164	$36,313

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2006		2006	2005		2005
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Revenues:
Software	$20,260	$—	$20,260	$14,860	$—	$14,860
Services	16,378	—	16,378	11,062	—	11,062

Total revenues	36,638	—	36,638	25,922	—	25,922

Cost of revenues:
Software	391	—	391	303	—	303
Services (1)	4,844	(25)	4,819	3,044	(4)	3,040

Total cost of revenues	5,235	(25)	5,210	3,347	(4)	3,343

Gross margin	31,403	25	31,428	22,575	4	22,579

Operating expenses:
Sales and marketing (1)	16,272	(660)	15,612	12,671	(78)	12,593
Research and development (1)	6,100	(195)	5,905	4,719	(25)	4,694
General and administrative (1)	4,611	(604)	4,007	2,952	(52)	2,900
Depreciation and amortization	582	—	582	382	—	382

Income from operations	3,838	1,484	5,322	1,851	159	2,010

Interest expense	(17)	—	(17)	(2)	—	(2)
Interest income	676	—	676	256	—	256

Income before income taxes	4,497	1,484	5,981	2,105	159	2,264

Income tax expense (2)	(66)	(1,429)	(1,495)	(91)	(475)	(566)

Net income	4,431	55	4,486	2,014	(316)	1,698
Less: accretion of preferred stock dividends (3)	(1,407)	1,407	—	(1,427)	1,427	—
Less: accretion of fair value of preferred stock upon conversion (4)	(102,745)	102,745	—	—	—	—

Net income (loss) attributable to common stockholders	$(99,721)	$104,207	$4,486	$587	$1,111	$1,698

Net income (loss) attributable to common stockholders per share:
Basic	$(4.90)		$0.13	$0.02		$0.05

Diluted	$(4.90)		$0.12	$0.02		$0.05

Weighted average shares used in computing per share amounts:
Basic	20,353	15,323	35,676	18,813	16,019	34,832

Diluted	20,353	18,590	38,943	30,437	6,333	36,770

Table V
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Six Months Ended September 30,
	2006		2006	2005		2005
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues:
Software	$39,048	$—	$39,048	$27,323	$—	$27,323
Services	31,112	—	31,112	20,722	—	20,722

Total revenues	70,160	—	70,160	48,045	—	48,045

Cost of revenues:
Software	663	—	663	640	—	640
Services (1)	9,357	(51)	9,306	5,727	(6)	5,721

Total cost of revenues	10,020	(51)	9,969	6,367	(6)	6,361

Gross margin	60,140	51	60,191	41,678	6	41,684

Operating expenses:
Sales and marketing (1)	31,579	(1,277)	30,302	24,524	(108)	24,416
Research and development (1)	11,518	(382)	11,136	9,057	(32)	9,025
General and administrative (1)	9,264	(1,171)	8,093	6,033	(64)	5,969
Depreciation and amortization	1,079	—	1,079	765	—	765

Income from operations	6,700	2,881	9,581	1,299	210	1,509

Interest expense	(17)	—	(17)	(6)	—	(6)
Interest income	1,200	—	1,200	431	—	431

Income before income taxes	7,883	2,881	10,764	1,724	210	1,934

Income tax expense (2)	(111)	(1,429)	(1,540)	(75)	(409)	(484)

Net income	7,772	1,452	9,224	1,649	(199)	1,450
Less: accretion of preferred stock dividends (3)	(2,818)	2,818	—	(2,838)	2,838	—
Less: accretion of fair value of preferred stock upon conversion (4)	(102,745)	102,745	—	—	—	—

Net income (loss) attributable to common stockholders	$(97,791)	$107,015	$9,224	$(1,189)	$2,639	$1,450

Net income (loss) attributable to common stockholders per share:
Basic	$(4.96)		$0.26	$(0.06)		$0.04

Diluted	$(4.96)		$0.24	$(0.06)		$0.04

Weighted average shares used in computing per share amounts:
Basic	19,696	15,671	35,367	18,810	16,019	34,829

Diluted	19,696	18,997	38,693	18,810	17,558	36,368

Footnotes — Adjustments
(1)	Represents noncash stock-based compensation charges associated with stock options granted.

(2)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 25% starting in the second quarter of fiscal 2007.

(3)	Represents accretion of preferred stock dividends due on CommVault’s Series A through E cumulative redeemable convertible preferred stock prior to its conversion to common stock on September 27, 2006.

(4)	Represents accretion of fair value of Series A through E cumulative redeemable convertible preferred stock upon conversion to common stock on September 27, 2006.